UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       August 7, 2013

Network-1 Security Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 1020, New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 829-5770

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08          Shareholder Director Nominations

On August 7, 2013, the Board of Directors of Network-1 Security Solutions, Inc. (the “Company”) determined to hold an annual meeting of the Company’s stockholders on October 9, 2013 (the “Annual Meeting”) and approved August 15, 2013 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting.   The Company did not hold an annual meeting of stockholders last year.  As a result, in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Company’s approved procedures,  a qualified stockholder who wishes to present a proposal or nominate a candidate for election as a director at the Annual Meeting must submit a notice containing the proposal or nomination in proper form consistent with the Company’s approved procedures (set forth below) and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, not later than the close of business (5 p.m. Eastern time) on August 19, 2013.

For a shareholder proposal to be in proper form, each notice must be addressed to the attention of the Company’s Corporate Secretary at the Company’s address set forth on the first page of this Current Report on Form 8-K, and must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of the Company’s stock which are held of record or owned beneficially and represented by proxy by such stockholder as of the Record Date and as of the date of such notice; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

Stockholders wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Network-1 Security Solutions, Inc., 445 Park Avenue, Suite 1020, New York, NY 10022.   The recommendation must contain sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate's qualifications, and must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NYSE MKT LLC Rules, or, alternatively, a statement that the recommended candidate would not be so barred.  For a director nomination to be in proper form, each notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of the Company’s stock which are held of record, owned beneficially and represented by proxy by such stockholder as of the Record Date and as of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed by the Company pursuant to the proxy rules of the SEC, had each nominee been nominated, or intended to be nominated by the Company’s Board of Directors; and (vi) the written consent of each nominee to serve as a director of the Company, if so elected.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 SECURITY SOLUTIONS, INC.

Dated: August 9, 2013	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman & Chief Executive Officer

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